Exhibit T3B.14

CR-117456

Certificate of Incorporation

CERTIFIED COPY OF ORIGINAL
3-MAY-02

D Thompson
CLOSE BROTHERS (CAYMAN) LIMITED

I, **D. EVADNE EBANKS** *Assistant Registrar of Companies of the Cayman Islands DO HEREBY CERTIFY, pursuant to the Companies Law CAP. 22, that all the requirements of the said Law in respect of registration were complied with by*

Diamond Offshore International Limited

an Exempted Company incorporated in the Cayman Islands with Limited Liability with effect from the 3rd Day of May Two Thousand Two

REGISTRAR OF COMPANIES
EXEMPTED
CAYMAN ISLANDS

Given under my hand and Seal at George Town in the Island of Grand Cayman this Third day of May Two Thousand Two

Assistant Registrar
of Companies, Cayman Islands, B.W.I.

THE COMPANIES LAW (2001 Second Revision)

COMPANY LIMITED BY SHARES

MEMORANDUM & ARTICLES

OF

ASSOCIATION

OF

Diamond Offshore International Limited

TABLE OF CONTENTS

MEMORANDUM OF ASSOCIATION

The Name of the Company	1
The Registered Office of the Company	1
The Objects for which the Company is established	1
The Liability of the Members	1
The Capital of the Company	2

ARTICLES OF ASSOCIATION

Table A	1
Interpretation	1
Preliminary	2
Shares	3
Variation Of Rights Attaching To Shares	3
Certificates	4
Fractional Shares	4
Lien	4
Calls On Shares	5
Forfeiture Of Shares	5
Transfer Of Shares	6
Transmission Of Shares	7
Alteration Of Capital	7
Redemption And Purchase Of Own Shares	8
Closing Register Of Members Or Fixing Record Date	8
General Meetings	9
Notice Of General Meetings	9
Proceedings At General Meetings	10
Votes Of Members	11
Corporations Acting By Representatives At Meetings	12
Directors	12
Alternate Director	12
Powers And Duties Of Directors	13
Borrowing Powers Of Directors	14
The Seal	14
Disqualification Of Directors	15
Proceedings Of Directors	15
Dividends	17
Accounts And Audit	18
Capitalisation Of Profits	18
Share Premium Account	19
Notices	19
Indemnity	20
Non-Recognition Of Trusts	21
Winding Up	21
Amendment Of Articles Of Association	21
Registration By Way Of Continuation	21

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THE COMPANIES LAW (2001 Second Revision)
COMPANY LIMITED BY SHARES MEMORANDUM OF ASSOCIATION OF Diamond Offshore International Limited

1.	The name of the Company is Diamond Offshore International Limited.

2.

The Registered Office of the Company will be situate at the offices of Close Brothers (Cayman) Limited, Harbour Place, 103 South Church Street, P.O. Box 1034GT, Grand Cayman, Cayman Islands or at such other location as the Directors may from time to time determine.

3.

The objects for which the Company is are unrestricted and the Company shall have full power and authority to carry out any object not prohibited by any law as provided by Section 7(4) of The Companies Law (2001 Second Revision).

4.

The Company shall have and be capable of exercising all the functions of a natural person of full capacity irrespective of any question of corporate benefit as provided by Section 27(2) of The Companies Law (2001 Second Revision).

5.

Nothing in the preceding sections shall be deemed to permit the Company to carry on the business of a Bank or Trust Company without being licensed in that behalf under the provisions of the Banks & Trust Companies Law (2000 Second Revision), or to carry on Insurance Business from within the Cayman Islands or the business of an Insurance Manager, Agent, Sub-agent or Broker without being licensed in that behalf under the provisions of the Insurance Law (1999 Revision), or to carry on the business of Company Management without being licensed in that behalf under the provisions of the Companies Management Law (2000 Revision).

6.

The Company will not trade in the Cayman Islands with any person, firm or corporation except in furtherance of the business of the Company carried on outside the Cayman Islands; Provided that nothing in this section shall be construed as to prevent the Company effecting and concluding contracts in the Cayman Islands, and exercising in the Cayman Islands all of its powers necessary for the carrying on of its business outside the Cayman Islands.

7.	The liability of the members is limited to the amount, if any, unpaid on the shares respectively held by them.

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8.

The capital of the Company is US$50,000 divided into 50,000 shares of a nominal or par value of US$1.00 each provided always that subject to the provisions of The Companies Law (2001 Second Revision) and the Articles of Association the Company shall have power to redeem or purchase any of its shares and to sub-divide or consolidate the said shares or any of them and to issue all or any part of its capital whether original, redeemed, increased or reduced with or without any preference, priority or special privilege or subject to any postponement of rights or to any conditions or restrictions whatsoever and so that unless the conditions of issue shall otherwise expressly provide every issue of shares whether stated to be Ordinary, Preference or otherwise shall be subject to the powers on the part of the Company hereinbefore provided.

9.

The Company may exercise the power contained in Section 227 of The Companies Law (2001 Second Revision) to deregister in the Cayman Islands and be registered by way of continuation in some other jurisdiction.

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The undersigned, whose name, address and description is subscribed, is desirous of being formed into a Company in pursuance of this Memorandum of Association, and agrees to take the number of shares in the capital of the Company set opposite his name.

NAME, ADDRESS AND DESCRIPTION OF SUBSCRIBER	NUMBER OF SHARES TAKEN BY SUBSCRIBER

Neil Gray Chartered Accountant P.O. Box 1034GT Grand Cayman	ONE SHARE
/s/ Neil Gray
Neil Gray

DATED this 3 May, 2002

/s/ Susan Thompson

Witness to the above signature:

Susan Thompson

Corporate Secretary

P.O. Box 1034GT

Grand Cayman

I, D. EVADNE EBANKS Asst., Registrar of Companies, in and for the Cayman Islands, DO HEREBY CERTIFY that this is a true copy of the Memorandum of Association of Diamond Offshore International Limited.

DATED this 3 May, 2002

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